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Metris Receivables, Inc.                          Metris Master Trust                                             Monthly Report
Securityholders' Statement                           Series 1999-2                                                      Jul-2002
Section 5.2                                                                       Class A            Class B               Total
(i)  Security Amount ..................................................    500,000,000.00      49,450,550.00      549,450,550.00
(ii)  Security Principal Distributed ..................................              0.00                 --                0.00
(iii)  Security Interest Distributed ..................................        950,555.56                 --          950,555.56
(iv)  Principal Collections ...........................................     24,542,571.37       2,427,287.31       26,969,858.68
(v)  Finance Charge Collections .......................................     10,780,043.32       1,066,158.15       11,846,201.47
       Recoveries .....................................................        503,855.62          49,831.87          553,687.49
       Principal Funding Account Investment Earnings ..................              0.00               0.00                0.00
       Accumulation Period Reserve Account Investment Earnings ........              0.00               0.00                0.00
         Total Finance Charge Collections .............................     11,283,898.94       1,115,990.02       12,399,888.96
Total Collections .....................................................     35,826,470.31       3,543,277.33       39,369,747.64
             (vi) Aggregate Amount of Principal Receivables ...........                --                 --   10,248,977,791.37
       Invested Amount (End of Month) .................................    500,000,000.00      49,450,550.00      549,450,550.00
       Floating Allocation Percentage .................................         4.8785353%         0.4824925           5.3610278%
       Fixed/Floating Allocation Percentage ...........................         4.8785353%         0.4824925           5.3610278%
       Invested Amount (Beginning of Month) ...........................    500,000,000.00      49,450,550.00      549,450,550.00
       Average Daily Invested Amount ..................................                --                 --      549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                --                 --                  --
       Current ........................................................                --              83.39%   9,025,125,832.76
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....                --               6.35%     687,725,726.98
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....                --               3.24%     350,920,805.69
       90 Days and Over (60+ Days Contractually Delinquent) ...........                --               7.02%     759,341,940.49
Total Receivables .....................................................                --             100.00%  10,823,114,305.92
                (viii) Aggregate Investor Default Amount ..............                --                 --        7,407,397.29
         As a % of Average Daily Invested Amount ......................                --                 --                  --
        (Annualized based on 365 days/year) ...........................                --                 --               15.87%
(ix)  Charge-Offs .....................................................              0.00               0.00                0.00%
(x)  Servicing Fee ....................................................                --                 --          933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................                --                 --                0.00
(xii)  Excess Funding Account Balance .................................                --                 --                0.00
(xiii)  New Accounts Added ............................................                --                 --             347,940
(xiv)  Average Gross Portfolio Yield ..................................                --                 --               26.57%
         Average Net Portfolio Yield ..................................                --                 --               10.70%
(xv)  Minimum Base Rate ...............................................                --                 --                4.36%
        Excess Spread .................................................                --                 --                6.34%
(xvi)  Principal Funding Account Balance ..............................                --                 --                0.00
(xvii)  Accumulation Shortfall ........................................                --                 --                0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period                --                 --           July 2005
        Accumulation Period Length ....................................                --                 --                 N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........                --                 --                0.00
        Required Reserve Account Amount ...............................                --                 --                0.00
        Available Reserve Account Amount ..............................                --                 --                0.00
        Covered Amount ................................................                --                 --                0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................                --                 --      500,000,000.00
        Deposit to the Caps Proceeds Account ..........................                --                 --                0.00
(xxi)  Policy Claim Amount ............................................                --                 --                0.00
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